Exhibit 99.1

VBI Vaccines Provides Update on its Congenital CMV Phase I Clinical Study

Positive Safety Review and Final Vaccination of All Participants

CAMBRIDGE, MA (May 2, 2017) – VBI Vaccines Inc. (Nasdaq: VBIV) (TSX: VBV) (“VBI”) today provided an update on its cytomegalovirus (“CMV”) Phase I clinical study, which is assessing the safety and tolerability of VBI’s vaccine candidate to prevent congenital CMV infection. Congenital CMV infection is a leading cause of birth defects, affecting more live births than Down syndrome or fetal alcohol syndrome, making it a key public health priority.

Upon review of all safety data up to one month after second immunizations in VBI’s prophylactic CMV Phase I clinical study, the Data and Safety Monitoring Board (“DSMB”) unanimously recommended the continuation of the study without modification. No safety signals have been detected, suggesting VBI’s CMV vaccine candidate is safe and well-tolerated.

Additionally, all participants in the study have now successfully received the third and final immunization in the series. Further vaccine immunogenicity and safety follow-up are ongoing.

An interim safety and immunogenicity report, based on blood samples collected from participants one month post-second vaccination, is expected mid-year 2017.

About the Phase I Clinical Study Design

The Phase I study is designed to assess the safety and tolerability of VBI’s CMV vaccine candidate in approximately 125 healthy CMV-negative adults. The study will also determine the vaccine immunogenicity by measuring levels of vaccine-induced CMV neutralizing antibodies, which may prevent CMV infection.

Additional information, including a detailed description of the study design, eligibility criteria, and investigator sites, is available at ClinicalTrials.gov using identifier NCT02826798.

About the Data and Safety Monitoring Board

The DSMB was formed with key opinion leaders, a statistician, and experts in safety in clinical studies of this nature. The board is an arms-length committee that monitors the clinical study to assess safety data at various time points during the clinical study, and to recommend to VBI whether to continue, modify, or stop the study.

About CMV

CMV can cause serious disease in newborns when a mother is infected during pregnancy. Each year, approximately 5,000 U.S. infants will develop permanent problems due to CMV, which can include deafness, blindness, and mental retardation. CMV affects more live births than Down syndrome or fetal alcohol syndrome, making it a key public health priority and a strong candidate for recommended universal vaccination and reimbursement.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI’s first marketed product is Sci-B-Vac™, a hepatitis B (“HBV”) vaccine that mimics all three viral surface antigens of the hepatitis B virus; Sci-B-Vac™ is approved for use in Israel and 14 other countries. VBI’s eVLP Platform technology enables the development of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus to elicit a potent immune response. VBI is advancing a pipeline of eVLP vaccines, with lead programs in cytomegalovirus (“CMV”) and glioblastoma multiforme (“GBM”). VBI is also advancing its LPV™ Thermostability Platform, a proprietary formulation and process that allows vaccines and biologics to preserve stability, potency, and safety. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

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VBI Contact

Perri Maduri, Communications Executive

Phone: (617) 830-3031

Email: info@vbivaccines.com

VBI Investor Contact

Nell Beattie

Director, Corporate Development and Investor Relations

Email: IR@vbivaccines.com

Cautionary Statement on Forward-looking Information

Certain statements in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or forward-looking information under applicable Canadian securities legislation (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “may”, “plan”, “will”, “suggesting”, “expected”, and similar expressions. All statements other than statements of historical fact included in this release are forward-looking statements, including statements regarding: plans for Phase III clinical studies, the provision of additional information about clinical studies, the safety and tolerability of the congenital CMV vaccine candidate, the provision of an interim safety and immunogenicity report, and the potential effects of Sci-B-Vac™.

Such forward-looking statements are based on a number of assumptions, including assumptions regarding the successful development and/or commercialization of the company’s products, including the receipt of necessary regulatory approvals; general economic conditions; competitive conditions; and changes in applicable laws, rules and regulations.

Although management believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Factors which could cause actual results to differ materially from current expectations include: the failure to successfully develop or commercialize the company’s products; adverse changes in general economic conditions or applicable laws, rules and regulations; and other factors detailed from time to time in the company’s reports filed with the U.S Securities and Exchange Commission and the Canadian Securities Commissions.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on the company’s current expectations, and the company undertakes no obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

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